May 17, 2016


First Trust Exchange-Traded Fund
120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187


      Re: 12b-1 Plan Extension Letter for First Trust Exchange-Traded Fund (the
          "Trust").

Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be supplemented to add new Funds.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

                                   Very Truly Yours,

                                   FIRST TRUST PORTFOLIOS L.P.

                                   /s/ James M. Dykas
                                   ---------------------------------------
                                   James M. Dykas
                                   Chief Financial Officer

AGREED AND ACKNOWLEDGED:

First Trust Exchange-Traded Fund

/s/ Donald P. Swade
------------------------------------------
Donald P. Swade
Treasurer, Chief Financial Officer and
Chief Accounting Officer

                                   EXHIBIT A

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FUNDS                                                                  DATES
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First Trust Exchange-Traded Fund
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First Trust Dow Jones Select MicroCap Index(SM) Fund                  05/19/17
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First Trust Morningstar Dividend Leaders(SM) Index Fund               05/19/17
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First Trust US IPO Index Fund                                         05/19/17
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First Trust NASDAQ-100 Equal Weighted Index(SM) Fund                  05/19/17
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First Trust NASDAQ-100-Technology Sector Index(SM) Fund               05/19/17
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First Trust NYSE Arca Biotechnology Index Fund                        05/19/17
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First Trust Dow Jones Internet Index(SM) Fund                         05/19/17
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First Trust Capital Strength ETF                                      05/19/17
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First Trust Total US Market AlphaDEX(R) ETF (formerly,                05/19/17
Value Line(R) Equity Allocation Index Fund)
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First Trust Value Line(R) Dividend Index Fund                         05/19/17
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First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund            05/19/17
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First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund           05/19/17
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First Trust S&P REIT Index Fund                                       05/19/17
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First Trust ISE Chindia Index Fund                                    05/19/17
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First Trust ISE-Revere Natural Gas Index Fund                         05/19/17
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First Trust ISE Water Index Fund                                      05/19/17
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First Trust Value Line(R) 100 Exchange-Traded Fund                    05/19/17
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First Trust NASDAQ(R) ABA Community Bank Index Fund                   05/19/17
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First Trust CBOE S&P 500 VIX Tail Hedge Fund                          05/19/17
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